UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

Onex Falcon Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission FileNumber)	(I.R.S. Employer Identification No.)

21 Custom House Street, 10th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code): (616) 412-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

On January 3, 2022, Onex Falcon Direct Lending BDC Fund (the “Fund”) sold 2,514,908.86 unregistered common shares of beneficial interest, par value $0.001 (the “Common Shares”) (with the final number of shares being determined on January 24, 2022) to investors, including feeder vehicles. These Common Shares were sold in a private placement in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and Regulation S under the Securities Act (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Common Shares	Consideration
As of January 3, 2022 (number of shares finalized on January 24, 2022)	2,514,908.86	$62,973,317.80

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, the board of trustees (the “Board”) of the Fund appointed Omer Masud, born in 1979, as President of the Fund, effective immediately.

Omer Masud, Managing Director and Head of Origination and Capital Markets, joined Onex Falcon in September 2021. Mr. Masud was previously a Managing Director in the Financial Sponsors Group at Macquarie Capital, where he was responsible for managing relationships with private equity clients. In prior roles at UBS and Citi’s sponsor coverage groups, his responsibilities included delivering the leveraged finance, equity and M&A franchises to private equity firms and their portfolio companies. Mr. Masud also worked at Bear Stearns in the Acquisition and Leveraged Finance Group, where he was responsible for structuring and executing middle market private equity and leveraged finance transactions. He serves on the Alumni Board of the Fisher College of Business at the Ohio State University. Mr. Masud received an M.B.A and a M.S. in Electrical Engineering from the Ohio State University and a B.S. in Electrical Engineering from Florida Institute of Technology.

Item 7.01.	Regulation FD Disclosure.

Portfolio Commentary

As of December 31, 2021, the Fund has closed on 16 investments with an average investment position size of approximately $19 million and average portfolio company EBITDA of approximately $67 million. The top (> 5%) sectors that the Fund is currently invested in are software and services, healthcare, consumer durable goods, construction and building products, and consumer services. Senior debt as a percentage of total capitalization is approximately 40% and the Fund’s senior debt to EBITDA ratio is approximately 4.4 times. The average coupon of the Fund’s investments is L+680.

Item 8.01.	Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of December 31, 2021, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of December 31, 2021
Common shares of beneficial interest, par value $0.001	$25.04

As of December 31, 2021, the Fund’s aggregate NAV was $25.04, and the fair value of its investment portfolio was $241,257,828.

Status of Offering

The Fund has sold Common Shares as part of the Private Offering. The following table lists the Common Shares issued and total consideration for the Private Offering as of the date of this filing. The Fund intends to continue selling Common Shares in the Private Offering on a quarterly basis.

	Common Shares Issued	Total Consideration
Common shares of beneficial interest, par value $0.001	10,207,253.42	$255,845,850.11

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX FALCON DIRECT LENDING BDC FUND

Date: January 26, 2022	By:	/s/ Steven Gutman
	Name:	Steven Gutman
	Title:	Secretary and General Counsel